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EXHIBIT 99.1


      KFX APPOINTS ROBERT I. HANFLING AS PRESIDENT, CHIEF OPERATING OFFICER


         DENVER, FEBRUARY 2, 2005 -- KFX INC. (Amex: KFX) today announced that it has appointed Robert I. Hanfling to the positions of President and COO, effective February 7, 2005. Mr. Hanfling brings to KFx decades of experience as a senior executive and consultant to the domestic and international energy industry as well as successes in transferring technology into products. Mr. Hanfling has an extensive background in the operational, financial and public policy issues of the energy business, including synthetic fuels and the coal industry. He has considerable experience in business management, operations, strategic planning, negotiating and structuring major transactions.

         Mr. Hanfling succeeds C. Scott Hobbs, who has accepted the position of Executive Chairman of Optigas, Inc., a privately held natural gas processor and marketer of which he already serves as a director.

         "Bob's combination of successful business management, energy and national security policy expertise, as well as industry relationships will add extraordinary depth to KFx's officer and director team," said Ted Venners, Chairman and CEO of KFx. "He has been intimately involved since the 1970s in the formulation and implementation of national energy policy and is a long-time advocate of technologies to enhance national energy resources like Western coal. At a time when political and marketplace support is coalescing around clean coal technologies like K-Fuel(TM), Bob will be a huge asset and we welcome him aboard. At the same time, we greatly appreciate Scott's many contributions and understand his decision to return to his roots in the gas pipeline industry."

         "It's with regret that I leave KFx at what is a truly exciting time for the company," stated Mr. Hobbs. "Although I'm departing, I expect to remain both a supporter and a shareholder and I wish Ted, Bob and the entire team the best."

         Mr. Hanfling commented, "While I have had a wide range of challenging experiences since leaving the federal government, my priority continues to be helping to solve the nation's energy and security problems. Determining how to make smarter use of our country's vast coal reserves has long been a tough question for an effective national energy policy. KFx is poised to answer that question. I welcome this opportunity to contribute to the KFx shareholders while serving the nation's interest.

         Mr. Hanfling, a chemical and nuclear engineer by training, began his energy career in the 1960s as a plant and operations manager for United Nuclear Corporation. He served as COO of a nuclear power plant refueling company in the 1970s. His government experience includes senior positions in the Department of Energy and its predecessor agency, the Federal Energy Administration, in the Ford and Carter administrations. He negotiated major energy agreements with the People's Republic of China, Japan, the former West Germany and other nations. After leaving the federal government, Mr. Hanfling had a wide-ranging career as an independent business consultant and corporate manager. Many of his assignments were with energy and technology companies, including CEO positions at two companies. In the 1990s, he served on the Secretary of Energy Advisory Board for eight years under three DOE secretaries, and was Chairman of the Board for four of those years.

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ABOUT KFX

KFx provides solutions to help coal-burning industries increase energy production while meeting emissions standards. The Company's mission is to deploy its patented K-Fuel(TM) technology to transform abundant U.S. reserves of cheaper sub-bituminous coal and lignite into clean, affordable, efficient energy supplies. For more information on KFx, visit www.kfx.com.

FORWARD LOOKING STATEMENTS

Statements in this news release that relate to future plans or projected results of KFx or the Company are 'forward-looking statements' within the meaning of
Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the 'safe harbor' provisions of the PSLRA. The Company's actual results may vary materially from those described in any 'forward-looking statement' due to, among other possible reasons, the realization of any one or more of the risk factors described in the Company's Annual Report on Form 10-K, or in any of its other filings with the Securities and Exchange Commission, all of which filings any reader of this news release is encouraged to study. Readers of this news release are cautioned not to put undue reliance on forward-looking statements.

Contact:          Michael DiPaolo (media)
                  Brian Schaffer (investors)
                  Brainerd Communicators, Inc.
                  212-986-6667